Exhibit 99.1

SUBSCRIPTION AGREEMENT

Earth Dragon Resources Inc.
12F, World Trade Centre
No. 25 Tongxing Street
Zhongshan District
Dalian, China 116001

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Earth Dragon Resources Inc. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Mr. Yuan Kun Deng solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Yeng.

     MAKE CHECK PAYABLE TO: EARTH DRAGON RESOURCES INC.

     Executed this _____ day of ___________________, 2008.

__________________________________________	__________________________________________
Signature of Purchaser
__________________________________________

__________________________________________
Address of Purchaser

__________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

___________________________	X $0.05 ___________	=	US$_____________
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash: ___________	Check #: ___________	Other: ___________

EARTH DRAGON RESOURCES INC.

By: _____________________________________

Title: ____________________________________